                                                                    EXHIBIT 99.1
REVOCABLE PROXY                 BAMBOO.COM, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           FOR THE         , 1999 SPECIAL MEETING OF THE SHAREHOLDERS

   The undersigned hereby appoints         and         , or either of them, as
proxies, each with full power of substitution, to represent the undersigned and vote for and on behalf of the undersigned the number of shares of Common Stock
of bamboo.com, Inc. ("bamboo.com") held of record on         , 1999 and which
the undersigned would be entitled to vote if personally present at the Special
Meeting of Shareholders to be held on January  , 2000 at      , local time, at
the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, CA 94301, and at any adjournments or postponements thereof.

   The board of directors recommends a vote "FOR" each of the following proposals.

   The undersigned directs that this proxy be voted as follows:

(1) A proposal to consider and vote upon the issuance of bamboo.com shares in connection with the Agreement and Plan of Merger (the "Merger Agreement"), dated as of October 25, 1999 between bamboo.com and Interactive Pictures Corporation ("IPIX") as described in the joint proxy statement/prospectus. Pursuant to the Merger Agreement, a subsidiary of bamboo.com will be merged with and into IPIX, and each IPIX shareholder will receive 1.369 shares of bamboo.com for each share of IPIX common stock held.

     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

(2) A proposal to amend bamboo.com's Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 70 million shares to 150 million shares, contingent upon approval of the above stock issuance proposal one, above.

     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

(3) A proposal to amend the Amended and Restated 1998 Employee, Director and Consultant Stock Plan to increase the number of shares of common stock which may be added annually to the amount already reserved for issuance thereunder from 1,400,000 to [X] shares, contingent upon approval of the above stock issuance proposal one, above.

     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

(4) A proposal to amend the bamboo.com 1999 Employee Stock Purchase Plan to increase the number of shares of common stock which may be added annually to
    the amount already reserved for issuance thereunder from 700,0000 to [   ]
    shares, contingent upon approval of the above stock issuance proposal one, above.

     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

(5) A proposal to postpone or adjourn the special meeting in order to solicit additional votes to approve the merger agreement if necessary.

     [ ] FOR                [ ] AGAINST               [ ] ABSTAIN

                 (Continued and to be signed on the other side)

(6) In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.

   The shares of stock represented by this proxy will be voted as specified above, unless otherwise directed. The undersigned hereby revokes any proxy or proxies heretofore given for such stock and ratifies and confirms all that the above-named proxies or their substitutes may lawfully do by virtue hereof.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" APPROVAL OF THE AGREEMENT AND PLAN OF MERGER.

     PLEASE SIGN, DATE AND RETURN PROMPTLY USE THE ENCLOSED RETURN ENVELOPE

                                                Please sign and date this proxy
                                                exactly as your name appears on
                                                your stock certificate. When
                                                shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                                --------------------------------
                                                 (Signature)              (Date)

                                                --------------------------------
                                                 (Signature if held
                                                jointly)                  (Date)